Exhibit 1.01

SEAGATE TECHNOLOGY PLC

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2016

INTRODUCTION

This Conflict Minerals Report (“Report”) for Seagate Technology Public Limited Company (the “Company,” “Seagate,” “we,” “us,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1 to December 31, 2016 (the “Reporting Period”). This Report is being filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on our website at http://www.seagate.com/about/global-citizenship/. Information contained on, or accessible through, our website is not a part of this Report.

The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the rule as “conflict minerals”). The Democratic Republic of the Congo (“DRC”) and its adjoining countries have extensive reserves of 3TG, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. “Armed groups” mean an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. The purpose of the Rule is to encourage companies whose products contain conflict minerals to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The Democratic Republic of the Congo and its adjoining countries, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, are sometimes referred to in this Report as the “Covered Countries.”

We are a leading provider of electronic data storage technology and solutions. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. In addition to HDDs, we produce a broad range of electronic data storage products including solid state drives (“SSD”) in its Enterprise market portfolio and solid state hybrid drives (“SSHD”). Our storage technology portfolio also includes storage subsystems and high performance computing solutions.

Hard disk drives are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. Disk drives continue to be the primary medium of mass data storage due to their performance attributes, high quality and cost effectiveness. Complementing existing data center storage architecture, solid-state storage devices use integrated circuit assemblies as memory to store data, and most SSDs use NAND-based flash memory. In addition to HDDs and SSDs, SSHDs combine the features of SSDs and HDDs in the same unit, containing a large hard disk drive and an SSD cache to improve performance of frequently accessed data.

We are subject to the Conflict Minerals Rule because certain products that we manufacture or contract to be manufactured contain Conflict Minerals that are necessary to the functionality or production of the products (“necessary conflict minerals”). Accordingly, we are required under the Rule to conduct a, reasonable country of origin inquiry (“RCOI”) designed to determine in good-faith whether any of the necessary conflict minerals in our products either originated in the Covered Countries or came from recycled or scrap materials. We do not directly source Conflict Minerals from mines, smelters or refiners.

Our focus on the responsible sourcing began well in advance of the adoption of the Rule. Seagate has been a member of the Electronic Industry Citizenship Coalition (“EICC”) since 2004 and our employees have worked closely with this organization to improve our global supply chain. The EICC is an industry collaboration with a focus on improving working conditions and environmental stewardship throughout the electronics supply chain. Through the EICC’s Conflict-Free Sourcing Initiative (the “CFSI”), we have worked and continue to work with other companies focusing on responsible Conflict Minerals sourcing.

We rely on our direct suppliers to provide information with respect to the origin of the 3TG contained in components and materials supplied to us. In all cases, the information relating to the 3TG contained in our products comes from lower tier suppliers and from information provided to us through our membership with EICC and the CFSI.

Contracts with our suppliers can be multi-year contracts. As we enter into new contracts, or as our contracts renew, we endeavor to add a conflict minerals clause requiring suppliers to provide 3TG sourcing and smelter information. We believe that it will still take a number of years to ensure that substantially all of our supplier contracts contain appropriate flow-down clauses. As described below, we are encouraging our suppliers to provide the 3TG sourcing information even before contracts are renewed.

As of this writing we are unable to determine the origin of the 3TG in our products that are necessary to the functionality or production of the products that we manufactured or contracted to manufacture during the Reporting Period. For that reason, we are required under the Rule to submit to the SEC a Conflict Minerals Report as an Exhibit to Form SD.

We believe the products that we manufactured or contracted to manufacture that are subject to the reporting obligations of the Rule contain 3TG of indeterminate origin because we have been unable to determine the origin of the 3TG they contain or to determine whether such minerals financed or benefitted armed groups in the Covered Countries.

PRODUCT DESCRIPTION

Our products are designed for mission critical and nearline applications in enterprise servers and storage systems; client compute applications, where our products are designed primarily for desktop and mobile computing; and client non-compute applications, where our products are designed for a wide variety of end user devices such as portable external storage systems, personal data backup systems, surveillance systems, digital video recorders and gaming consoles.Seagate’s hardware products in the aggregate contain all four of the conflict minerals, which are necessary to the functionality or production of the products.

Seagate is a partially vertically integrated company: we make our own recording heads and media, which are then assembled into finished functional memory devices. However, Seagate does not directly procure any metals from smelters or refiners; we only purchase parts, components, materials, and subassemblies containing these metals. As such, Seagate occupies the supply chain position of downstream company as defined by the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “OECD Guidance”).

DUE DILIGENCE PROGRAM DESIGN

The OECD Guidance established a five-step framework for due diligence as a basis for responsible supply chain management of minerals from conflict-affected and high risk areas. We outline select elements of our due diligence program design below. However these are not all the elements of our due diligence program. To determine the source and chain of custody of 3TG necessary to the production of our products, we conducted due diligence on our supply chain, using measures developed to ascertain whether the minerals originated from the Covered Countries and, if so, whether the purchase of such minerals directly or indirectly benefited non-governmental armed groups.

Due Diligence Design Framework

Our conflict minerals due diligence measures have been designed to conform to the OECD Guidance for 3TG for “downstream companies” (as defined in the OECD Guidance) in all material respects. Our due diligence measures addressed the following steps:

1.	Establishing strong Company management systems for 3TG supply chain due diligence;

a.	We have a team of senior staff who are members of working groups responsible for the management and continued implementation of our conflict minerals compliance strategy. This involvement includes corporate compliance, financial reporting, internal audit, investor relations and legal.

b.	Employees receive training on the EICC Code of Conduct Requirements.

c.	Select individuals receive training on our compliance program and due diligence procedures for addressing certain aspects of our due diligence program including review and validation of suppliers conflict minerals reporting template responses.

d.	We utilize external counsel and consultants to assist us with our compliance efforts.

e.	We have adopted a conflict minerals policy. The policy is communicated on our corporate website and communicated to suppliers and employees.

f.	We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the CFSI to identify smelters and refiners in our supply chain. The CMRT requires that suppliers provide information concerning the usage and sourcing of conflict minerals in their materials, components, parts and products.

g.	Seagate is an active member of the EICC and CFSI.

h.	Certain purchase order terms and conditions specifically reference and require EICC Code of Conduct and conflict minerals compliance.

i.	A third party was commissioned to perform a website, e-mail and direct contact search of over 200 smelters declared by Seagate’s supply chain. This data was shared in consolidated form with the EICC CFSI smelter list.

2.	Identifying and assessing 3TG risks in our supply chain;

a.	We request suppliers provide us with CMRTs on the materials, components, parts and products they sell to us.

b.	Supplier CMRTs are reviewed for completeness against our internally written standard operating procedures and controls. CMRTs that appear inaccurate or incomplete are rejected and the supplier is requested to perform additional due diligence to address identified issues.

c.	Smelters are critically reviewed for compliance to third party smelter certification guidelines and determined if they meet the compliant and active criteria as developed by the CFSI.

3.	Designing and implementing strategies to respond to 3TG risks identified;

a.	We have procedures for monitoring and reporting on risk to designated senior management.

b.	Smelters that are determined to not be CFSI certified or actively pursuing third party certification are encouraged by our suppliers and our participation in CFSI to pursue third party certification.

4.	Contributing to independent third party audits of the due diligence practices of 3TG smelters and refiners by participating in industry organizations; and

a.	We support independent third party audits through our CFSI membership.

b.	We assess information provided the CFSI and other certification bodies to determine if a smelter or refiner is compliant with applicable third-party conflict free certification.

5.	Reporting on our 3TG supply chain due diligence activities.

a.	We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make them publicly available on our website.

Due Diligence Measures Performed

Our due diligence measures for 2016 included the following activities:

•	We reviewed our Seagate Corporate Policy on Conflict Minerals (the “Policy”), posted it to our external website, and communicated it to Seagate’s direct suppliers. The Policy seeks to eliminate our use of 3TG that contribute to human rights abuses in the DRC and adjoining countries.

•	We updated our internal Corporate Standard Operating Procedure for Conflict Minerals Management (the “Standard Operating Procedure”) specifically designed to satisfy the OECD Guidance.

•	We developed and implemented a 2016 Seagate Conflict Minerals Management Plan (the “Management Plan”) in accordance with the Standard Operating Procedure.

•	We established an internal team to implement the Management Plan. That team has been involved in the following measures designed to support our compliance with the Rule and our Standard Operating Procedure:

1. Establishing requirements in supplier contracts to define Seagate expectations of suppliers regarding sourcing of 3TG and reporting of information to Seagate.

2. Conducting a review to identify relevant direct (i.e., first tier) suppliers of products containing necessary 3TG (“3TG Direct Suppliers”).

3. Requesting that all 3TG direct suppliers provide information to us regarding their 3TG using the template developed by the EICC and the Global e-Sustainability Initiative, known as the CMRT to ascertain, for each of the 3TG, the smelter or refiner where it was processed, the smelter or refiner’s country of origin, the mine(s) of origin, and the location of the mine(s). Our instructions to 3TG Direct Suppliers requested them to make similar efforts to survey their supply chain using the CMRT and to report the facilities and location of mines of origin for the minerals.

4. Reviewing and attempting to validate the information provided by our 3TG Direct Suppliers by establishing a process that includes an assessment of the completeness and reasonableness of the information provided, then conducting follow-up communications to address deficiencies.

5. Comparing the facilities identified by relevant 3TG Direct Suppliers via the supply chain survey against the list of facilities that the CFSI has validated as “conflict free.”

6. Supporting the CFSI through membership in the EICC, participation in the CFSI committee and other sub-committees, and requests of our 3TG Direct Suppliers to encourage the mineral processing facilities in their supply chains to participate in the CFSI.

7. Making periodic reports to Seagate senior management.

Reasonable Country of Origin Inquiry

As a member of the EICC participating in the CFSI, we used due diligence that the CFSI conducted on smelters and refiners together with the data our suppliers provided on their CMRTs. The CFSI trains auditors to audit the smelters and refiners. The smelters and refiners that are found to be CFSI compliant are those for which the CFSI auditor has verified that the smelter’s or refiner’s 3TG, if originating in the Covered Countries, came from conflict-free mines and trading.

Based on the RCOI, Seagate does not know or have reason to believe that its necessary conflict minerals originated or may have originated in the Covered Countries, except where CFSI validated smelters or refiners have revealed sources within the Covered Countries that are verified as conflict-free. However, a significant portion of the Seagate supply chain remains undefined with respect to the country of origin of its 3TG, as described below.

Seagate has identified sources in all categories of countries per CFSI definition: L1 (Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, and Zimbabwe), L2 (Kenya, Mozambique, and South Africa), L3 (Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia), DRC (Democratic Republic of Congo), and R/S (recycled or scrap feedstock). However, all our known DRC and L3 sources have been CFSI validated as conflict-free.

ANALYSIS OF SUPPLIER DATA

The following table depicts the status of our efforts to determine the smelters and refiners in our supply chain as of the end of 2016 for the 3TG used in our hardware products. As noted elsewhere, we separated the smelters and refiners in our supply chain into three categories: (1) CFSI validated conflict- free smelters or refiners; (2) CFSI recognized smelters or refiners that have not yet been validated as conflict-free; and (3) entities not yet CFSI recognized as actual smelters or refiners.

Smelter/Refiner Totals	2013	2014	2015	2016
2016 CFSI Conflict Free	65	142	257	265
Validated (Compliant, active, in communication)	15%	22%	90%	86%
CFSI Recognized, not	97	109	30	42
Conflict Free validated (outreach required)	23%	17%	10%	14%
CFSI Unrecognized (no CFSI CID)	266	395	—	—
	62%	61%	—%	—%

Total	428	646	287	307

These totals reflect the sum of all our divisions in the past four years. We made it a priority to eliminate smelters that were not recognized by CFSI or were in the process of becoming validated by CFSI.

For Seagate products, 100% of our 3TG suppliers provided CMRT data to us for 2016.

For Seagate Systems products (formerly Xyratex Ltd and Dot Hill Systems Corp.), due to the extensive nature of the inherited supply chain which is undergoing transition into more mainstream Seagate sources, we limited our investigation of that supply chain for 2015 to the top 99.5% of direct materials spending. 100% of those suppliers have provided us with their CMRT data.

For certain Solid State Drive products from our recently acquired Accelerated Solutions Division from LSI Corporation, where we inherited an extensive supply chain in 2014, we were also able to obtain data on 99.5% of the direct materials spending. 100% of those suppliers have provided us with their CMRT data.

DUE DILIGENCE DETERMINATION

We carried out the diligence process described above in order to ascertain the source and chain of custody of 3TG used in our supply chain. Based on the processes implemented and information gathered therefrom, we were unable to determine the origin of all of the 3TG used in our products, and therefore concluded that for the Reporting Period we were unable to determine whether the necessary 3TG in our products directly or indirectly financed or benefited armed groups in the DRC or any of its adjoining countries. However, we found no evidence that any of our 3TG Direct Suppliers derived 3TG from sources within the DRC or adjoining countries other than from CFSI validated sources.

The list of smelters and refiners in the Seagate supply chain changed in calendar 2016 and continues to change. The list of CFSI validated conflict-free sources has grown in 2016 and continues to grow. Additionally, the list of unrecognized smelter and refiner names given in supplier CMRTs is growing, although we believe that growth was a temporary outcome of acquiring several new product supply chains in 2016. Given the dynamic nature of the smelter/refiner lists appearing on our outbound CMRTs, we provide the following snapshot list of smelters and refiners known to be in our supply chain at some time during calendar 2016:

SMELTER TABLE

Metal	Smelter	Smelter ID
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Tungsten	Kennametal Huntsville	CID000105
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Métaux S.A.	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Gold	Chimet S.p.A.	CID000233
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CID000258
Gold	Chugai Mining	CID000264
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tin	Alpha	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CV Gita Pesona	CID000306
Tin	PT Justindo	CID000307
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	CV Serumpun Sebalai	CID000313
Tin	CV United Smelting	CID000315
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Gold	DSC (Do Sung Corporation)	CID000359
Gold	DODUCO GmbH	CID000362
Gold	Dowa	CID000401
Tin	Dowa	CID000402
Tantalum	Duoluoshan	CID000410
Gold	Eco-System Recycling Co., Ltd.	CID000425
Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Limited.	CID000460
Tin	Fenix Metals	CID000468
Gold	OJSC Novosibirsk Refinery	CID000493
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CID000769
Gold	Hwasung CJ Co., Ltd.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Tungsten	Japan New Metals Co., Ltd.	CID000825
Gold	Jiangxi Copper Co., Ltd.	CID000855
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Tungsten	Kennametal Fallon	CID000966
Gold	Kennecott Utah Copper LLC	CID000969
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973
Gold	Kojima Chemicals Co., Ltd	CID000981
Gold	Kyrgyzaltyn JSC	CID001029
Gold	L’azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Tin	China Tin Group Co., Ltd.	CID001070
Tantalum	LSM Brasil S.A.	CID001076
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Tin	Metallic Resources, Inc.	CID001142
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tin	Mineração Taboca S.A.	CID001173
Tantalum	Mineração Taboca S.A.	CID001175
Tin	Minsur	CID001182
Gold	Mitsubishi Materials Corporation	CID001188
Tin	Mitsubishi Materials Corporation	CID001191
Tantalum	Mitsui Mining & Smelting	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Tantalum	Molycorp Silmet A.S.	CID001200
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co. LTD	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Gold	Elemetal Refining, LLC	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326

Tin	Operaciones Metalurgical S.A.	CID001337
Gold	PAMP S.A.	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Karimun Mining	CID001448
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Gold	PX Précinox S.A.	CID001498
Tantalum	QuantumClean	CID001508
Gold	Rand Refinery (Pty) Ltd.	CID001512
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522
Gold	Royal Canadian Mint	CID001534
Tin	Rui Da Hung	CID001539
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON Metals Corp.	CID001562
Gold	Schone Edelmetaal B.V.	CID001573
Gold	SEMPSA Joyería Platería S.A.	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	So Accurate Group, Inc.	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Tin	Soft Metais Ltda.	CID001758
Gold	Solar Applied Materials Technology Corp.	CID001761
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Tantalum	Taki Chemical Co., Ltd.	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tantalum	Telex Metals	CID001891
Tin	Thaisarco	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Torecom	CID001955
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tin	VQB Mineral and Trading Group JSC	CID002015
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Xiamen Tungsten Co., Ltd	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	Zhuzhou Cemented Carbide	CID002232
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243
Gold	Morris and Watson	CID002282
Gold	SAFINA A.S.	CID002290
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
Gold	Guangdong Jinding Gold Limited	CID002312
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313
Gold	Umicore Precious Metals Thailand	CID002314
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tin	CV Venus Inti Perkasa	CID002455
Gold	Geib Refining Corporation	CID002459
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Tin	PT Wahana Perkit Jaya	CID002479
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tin	Melt Metais e Ligas S.A.	CID002500
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tantalum	D Block Metals, LLC	CID002504
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tin	Phoenix Metal Ltd.	CID002507
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508

Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Republic Metals Corporation	CID002510
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Singway Technology Co., Ltd.	CID002516
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	PT Inti Stania Prima	CID002530
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Tantalum	KEMET Blue Metals	CID002539
Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Emirates Gold DMCC	CID002561
Gold	Kaloti Precious Metals	CID002563
Gold	Sudan Gold Refinery	CID002567
Tantalum	KEMET Blue Powder	CID002568
Tin	CV Ayi Jaya	CID002570
Tantalum	Tranzact, Inc.	CID002571
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Gold	T.C.A S.p.A	CID002580
Gold	Remondis Argentia B.V.	CID002582
Gold	Tony Goetz NV	CID002587
Tungsten	Niagara Refining LLC	CID002589
Tin	CV Dua Sekawan	CID002592
Tin	CV Tiga Sekawan	CID002593
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	TOO Tau-Ken-Altyn	CID002615
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Hydrometallurg, JSC	CID002649
Tin	PT Cipta Persada Mulia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tungsten	Unecha Refractory metals plant	CID002724

Tin	PT O.M. Indonesia	CID002757
Gold	SAAMP	CID002761
Tin	Metallo Chimique	CID002773
Tin	Elmet S.L.U.	CID002774
Tin	PT Bangka Prima Tin	CID002776
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815
Tin	PT Sukses Inti Makmur	CID002816
Tin	An Thai Minerals Co., Ltd.	CID002825
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tin	PT Kijang Jaya Mandiri	CID002829
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	ACL Metais Eireli	CID002833
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tungsten	Moliren Ltd	CID002845
Tantalum	Power Resources Ltd.	CID002847
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Gold	AU Traders and Refiners	CID002850
Gold	Gujarat Gold Centre	CID002852
Gold	Sai Refinery	CID002853
Gold	Universal Precious Metals Refining Zambia	CID002854
Gold	Modeltech Sdn Bhd	CID002857
Tin	Modeltech Sdn Bhd	CID002858
Tin	Gejiu Jinye Mineral Company	CID002859
Gold	Bangalore Refinery	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865

Our direct suppliers have named these smelters or refiners as their sources of tin, tungsten, tantalum and gold in the products we buy from them. We have subjected each incoming CMRT to systematic scrutiny often followed by additional supplier communication. This list of 3TG smelter/refiner sources in our supply chain is not exhaustive. Some suppliers still have only partial lists available. As noted, many have provided unrecognized names which we have not yet been able to resolve, so those names are not included here. Nor does the inclusion of any name on our list imply that its products necessarily comprise portions of our products. Inclusion only implies that the 3TG in all our products comes from these sources or from others yet to be determined.

FUTURE PLANS TO IMPROVE DUE DILIGENCE AND SUPPLIER RESPONSIVENESS

Seagate expects to pursue several initiatives to attain a conflict-free 3TG supply chain, including the following:

•	Although the number of validated conflict-free 3TG smelters and refiners is climbing steadily, there are still not enough conflict-free validated sources to go around for all industries. As more smelters and refiners become validated, we all benefit. Nevertheless, we continue to seek supplier commitments to conflict-free 3TG, to request suppliers to have their smelters and refiners engage in the validation audit process, and then if necessary to convert to other preferred sources.

•	We are also working on developing software to accelerate and track progress, to make our information more complete, accurate, timely and specific using greater automation.

•	In 2017, we are in the process of refreshing all our direct supplier data using CMRT 4.0, with which we expect to enhance the quality of the information we obtain this year. We continue to work with the EICC and CFSI to improve processes that encourage responsible sourcing of 3TG in a manner that avoids de facto boycott of legitimate minerals from Covered Countries.

INDEPENDENT PRIVATE SECTOR AUDIT

We obtained an independent private sector audit of this Conflict Minerals Report by Elm Sustainability Partners LLC, which is set forth as Appendix A.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Conflict Minerals Report contains forward-looking statements, including, in particular, statements about our future plans to improve due diligence and supplier responsiveness and to seek supplier commitments in this regard. These forward-looking statements are based on information available to us as of the date of this Conflict Mineral Report and are based on management’s current views and assumptions. These forward-looking statements also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual events to differ materially from our expectations. Such risks and uncertainties include the veracity of information directly or indirectly provided to us by others and expectations regarding future smelter and refiner participation in conflict-free verification regimens. Except as may be required by law, we undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Appendix A

INDEPENDENT PRIVATE SECTOR AUDITOR’S REPORT

To the Board of Directors:

ELM SUSTAINABILITY PARTNERS LLC conducted an Independent Private Sector Audit (IPSA) of Seagate Technologies, Inc., (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2016. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

•	whether the design of the Company’s due diligence framework as set forth in the section titled Due Diligence Program Design in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•	whether the Company’s description of the due diligence measures it performed, as set forth in the section titled Due Diligence Measures Performed in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework, the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion or conclusion in relation to the stated audit objectives. The mandated audit objectives and our examination did not include evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof;

•	The adequacy or completeness of the Company’s applicability determinations of parts, components, materials or products used, sold, manufactured by or for the Company; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals or the DRC Conflict Free status of parts, components, materials or products used, sold, manufactured by or for the Company.

We do not express an opinion or offer any other form of conclusion or assurance on those or any other matters in any section of the Conflict Minerals Report other than the sections titled Due Diligence Program Design and Due Diligence Measures Performed.

Audit planning began March 21, 2017 and on-site activities were conducted April 11 – 12, 2017. No impairments or threats to our independence as an auditor were identified prior to, during or after this audit. As the basis for this audit, the Company provided the Conflict Minerals Report that was current on April 11, 2017. For the first audit objective, we reviewed the following audit evidence and compared it to the OECD Due Diligence Guidance: (a) detailed conflict minerals program documentation relating to each of the five steps, (b) evidence of program controls and execution, and (c) conducted interviews with individuals directly involved in executing the conflict minerals program; thereby providing reasonable assurance that the design of the due diligence framework described in the section titled Due Diligence Program Design of the Conflict Minerals Report is in conformity with, in all material respects, the OECD Due Diligence Guidance. For the second audit objective, we reviewed 100% of the records provided by the Company documenting that it undertook the due diligence measures described in the section titled Due Diligence Measures Performed of the Conflict Minerals Report. We also conducted interviews with individuals directly involved in performing those due diligence measures. The auditor and internal quality control reviewer are senior level Principals that hold certifications from the Board of Environmental Auditor Certifications, an independent accredited certification body that requires conformance to established ethics, independence requirements and annual continuing education. The audit team also included a technical subject matter expert widely recognized as one of the world’s leading experts on conflict minerals due diligence. The original auditors’ notes were evaluated by the internal quality control reviewer to confirm that the audit work performed and evidence obtained supports the findings or conclusions in this audit report. Additional information on our firm’s audit quality assurance practices is available on our website.

Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.

In our opinion,

•	the design of the Company’s due diligence framework as set forth in the section titled Due Diligence Program Design in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	the Company’s description of the due diligence measures it performed as set forth in the section titled Due Diligence Measures Performed of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent with the due diligence process that the Company undertook.

We conducted this performance audit in accordance with generally accepted government auditing standards. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives. We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

Marietta, Georgia

May 1, 2017